AGREEMENT OF PURCHASE AND SALE

          THIS AGREEMENT OF PURCHASE AND SALE (the “Agreement”) is made and entered as of the date of the later of Buyer’s or Seller’s signature hereinbelow (the “Effective Date”) by and between SYSTEMAX SUWANEE LLC, a Delaware limited liability company (“Seller”), and HEWLETT-PACKARD COMPANY, a Delaware corporation (“Buyer”).

R E C I T A L S:

          This Agreement is made with reference to the following facts:

          A.    Seller owns that certain real property located in the City of Suwanee, County of Gwinnett, State of Georgia, commonly known as 120 Satellite Boulevard, N.W., and more particularly described in Exhibit “A” hereto (the “Land”). The term “Land” includes, without limitation, all water, oil, gas, and other mineral rights benefiting, belonging or appurtenant to the Land and all other rights and appurtenances pertaining to the Land including, without limitation, all rights-of-way, easements, and development rights benefiting, belonging or appurtenant to the Land and any right, title and interest of Seller in and to adjacent streets, alleys or rights of way, strips and gores and after acquired title rights. Certain improvements exist on the Land, including a certain building containing approximately 360,675 square feet of warehouse and office space (the “Building”). The Building and any other structures and improvements on or to the Land and any mechanical systems (including, without limitation, HVAC systems), machinery, fixtures and equipment within, affixed or attached to any of the foregoing are collectively referred to herein as the “Improvements”. The Land and Improvements are collectively referred to herein as the “Real Property”.

          B.    Seller wishes to sell, and Buyer wishes to purchase, the Real Property, the Personal Property (as defined in Section 9.3, below), and the Assigned Property (as defined in Exhibit “C” hereto), all on the terms and subject to the conditions set forth in this Agreement. The Real Property, Personal Property, and Assigned Property are sometimes collectively referred to herein as the “Property”.

          NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.   Purchase and Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, the Property, on the terms and subject to the conditions set forth in this Agreement.

2.    Purchase Price. The purchase price of the Property is EIGHTEEN MILLION DOLLARS SIX HUNDRED SIXTY ONE THOUSAND FIVE HUNDRED THIRTY EIGHT DOLLARS ($18,661,538.00), subject to adjustment in accordance with Section 3.2 below (the “Purchase Price”), to be paid by Buyer as follows:

2.1   Earnest Money and Liquidated Damages.

2.1.1   Earnest Money. Not later than three (3) business days after the full execution of this Agreement by both parties and the parties’ deposit of a copy of such fully executed Agreement with Escrow Holder (as defined below), Buyer shall deposit in escrow (the “Escrow”) with First American Title Insurance Company (“Escrow Holder”), National Commercial Services, 1737 North First Street, Suite 100, San Jose, California 95112, Attn: Sherry Savoy, Escrow Officer, a cash deposit (collectively with all interest earned thereon while in Escrow, the “Earnest Money”) in the amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00). If the condition set forth in Section 4.1 below is satisfied or waived in writing by Buyer, Buyer shall increase the Earnest Money to ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000.00) by depositing an additional ONE MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS ($1,550,000.00) with Escrow Holder within two (2) business days after the last day of the Inspection Period. Upon Buyer’s deposit of such additional funds with Escrow Holder, all references herein to the “Earnest Money” shall refer to the original Earnest Money as so increased. The Earnest Money shall be promptly refunded to Buyer in the event of the timely exercise of any termination right granted to Buyer in this Agreement or Buyer’s termination of this Agreement based on Seller’s default (and in any such event, Seller shall instruct Escrow Holder to so return the Earnest Money), and in the absence of any such termination shall be retained by Seller, provided that if the Closing (as defined below) shall occur, the Earnest Money shall be applied against the Purchase Price at the Closing. Until such time as the Earnest Money is to be disbursed in accordance with this Agreement, the Earnest Money shall be held by Escrow Holder in an interest bearing account for the benefit of Buyer. At the Closing, the Earnest Money shall be applied to the Purchase Price. The Earnest Money shall constitute liquidated damages for Buyer’s default as provided in Section 2.1.2 below.

At Seller’s option, Seller may deposit the Deed and any other instruments or instructions that Seller may be required to deposit in Escrow hereunder with Escrow Holder through Escrow Holder’s office at 5775-D Glenridge Drive, Suite 400, Atlanta, Georgia 30328, Attn: ______________.

2.1.2   Liquidated Damages. Seller and Buyer have discussed the possible consequences to Seller if the Escrow fails to close on or before the Closing Date (defined below). Accordingly, the parties agree that the Earnest Money shall be paid to and retained by Seller as full liquidated damages pursuant to O.C.G.A. § 13-6-7, and not as a penalty, if Buyer defaults in its obligation to purchase the property in accordance with this Agreement. Buyer and Seller further agree that Seller’s right to be paid and retain the Earnest Money shall be the sole and exclusive remedy of Seller at law, in equity or otherwise in the event of such default by Buyer. Seller and Buyer have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and Seller and Buyer agree that these sums represent reasonable compensation to Seller for such breach. Thus, the parties hereto acknowledge (i) that it is impossible to pre-estimate more precisely the damages to be suffered by Seller upon Buyer’s default, (ii) that the amount of the Earnest Money is a reasonable pre-estimate of the probable loss or damages to Seller in the event of Buyer’s default, and (iii) that the Earnest Money is intended not as a penalty, but as full liquidated damages.

2.2   Cash at Closing. Buyer shall pay the balance of the Purchase Price, subject to adjustment pursuant to Sections 7 and 8 below, in cash or other immediately available funds at the Closing.

3.    Escrow and Closing; Delivery of Documents.

3.1   Escrow and Closing. As used herein, the “Closing” shall mean the act of settlement of the purchase and sale of the Property in accordance with this Agreement at which, among other matters, title to the Property is conveyed from Seller to Buyer and the Purchase Price is paid by Buyer to Seller. The Closing shall occur in escrow on the Closing Date through the Escrow Holder. Each party shall timely deposit with Escrow Holder such funds, documents and supplementary written escrow instructions as may be necessary to consummate this transaction in accordance with this Agreement. To the extent any such instructions are inconsistent with this Agreement, the terms of this Agreement shall control.

3.2   Closing Date; Condition at Closing; Purchase Price Adjustment. Subject to the satisfaction or written waiver of all conditions to the Closing expressly set forth in this Agreement, the Closing shall occur on the earlier of (a) July 1, 2006, or (b) the fifth (5th) business day after the entire Property has been vacated by Seller (and all tenants and other occupants claiming by, through or under Seller), the Property has been put in the Closing Condition (as defined below) by Seller, and Buyer has received written notice from Seller that Seller has vacated the Property and put the Property in the Closing Condition; provided, however, that Seller shall not deliver such written notice to Buyer before the contingencies contained in Sections 4.1 (inspection), 4.3 (title) and 4.4 (survey) below have been satisfied or waived in writing by Buyer (the earlier of (a) or (b) being referred to herein as the “Closing Date”). The Closing Date may not be otherwise accelerated, extended or adjourned except as provided in Section 4.2, the last unnumbered paragraph of Section 4, 11.6.1 or 11.6.2 below or upon the mutual written agreement of the parties. On the Closing Date, Seller shall deliver the Property to Buyer in the following condition (the “Closing Condition”): broom clean, subject only to the Permitted Exceptions (defined below), and with all of Seller’s business inventory, trade equipment (including all materials handling equipment), warehouse racking, conveyor systems, pallet trucks, pallet racks, pallet truck charging stations, workbenches, furniture, office partitions, file cabinets, computer network equipment, telephone equipment and all other detached and moveable tangible personal property (collectively, the “Removable Property”) having been removed from the Property and all damage resulting from such removal having been repaired. Within thirty (30) days following the Effective Date, Seller shall prepare and deliver to Buyer a schedule of the Removable Property. If on or before June 15, 2006 Seller (and all tenants and other occupants claiming by, through or under Seller) do not vacate the entirety of the Property or Seller does not tender the Property to Buyer in the Closing Condition (irrespective of whether Seller’s inability to do so is the result of force majeure or any other circumstance beyond Seller’s control) or Seller does not tender to Buyer through Escrow all of the documents and instruments described in Section 6.1 below, then the Purchase Price shall be reduced by $7,500 per day until Seller (and all tenants and other occupants claiming by, through or under Seller) have vacated the entirety of the Property and Seller tenders the Property to Buyer in the Closing Condition and Seller tenders to Buyer through Escrow all of the documents and instruments described in Section 6.1 below. If the Closing occurs prior to April 1, 2006 and upon the Closing Seller (and all tenants and other occupants claiming by, through or under Seller) have vacated the entirety of the Property and Seller has delivered the same to Buyer in the Closing Condition, then the Purchase Price shall be increased by $15,000 for each day prior to April 1, 2006 that the Closing occurs. If the Closing occurs on or after April 1, 2006, but prior to May 1, 2006, and upon the Closing Seller (and all tenants and other occupants claiming by, through or under Seller) have vacated the entirety of the Property and Seller has delivered the same to Buyer in the Closing Condition, then the Purchase Price shall be increased by $7,500 for each day on or after April 1, 2006 and prior to May 1, 2006 that the Closing occurs.

3.3   Delivery of Documents. To the extent not previously delivered to Buyer, Seller shall deliver to Buyer within one (1) business day after the Effective Date copies of any and all documents, agreements, correspondence, instruments, and other written materials in the possession of Seller which are related to the construction, ownership, operation, maintenance, condition or repair of the Property including, without limitation, any and all leases, site plans, “as-built” plans, zoning approvals, building permits, development agreements, inspection reports, insurance claims, and all other documents, materials, reports, and correspondence related to the Property, but only to the extent in Seller’s possession (collectively, the “Property Related Documents”) including, without limitation, the following:

(a)   An ALTA survey (if available), noting all easements and exceptions;

(b)    A current policy of title insurance or preliminary commitments for the Property, together with copies of all documents related to easements and exceptions;

(c)    All leases and service/management agreements (including any proposed agreements), relating to the Property and BOMA measurement of usable and rentable area;

(d)    The most recent twelve (12) months of tax and utility bills relating to the Property;

(e)    Year-to-date and three (3) years prior operating statements for the Property;

(f)    Copies of certificates of occupancy or other documents indicating compliance with all applicable governmental requirements;

(g)    Copies of the working drawings and as-built drawings related to all improvements including HVAC study and costs;

(h)    Any and all environmental, soils, arborist and topographical surveys/reports relating to the Real Property; and

(i)    Copies of any development agreement(s), reimbursement agreement(s) and any information relating to bond improvement district(s) or utility districts(s) present or planned.

4.    Conditions. Buyer’s obligation to purchase the Property is conditioned upon the satisfaction of the conditions precedent set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7.1, 4.7.3, 4.8, 4.9 and 4.10 below. Seller’s obligation to sell the Property is conditioned upon the satisfaction of the condition precedent set forth in Section 4.7.2 and 4.7.4 below.

4.1   Inspection. Buyer’s obligation to purchase the Property is conditioned upon Buyer’s approval, in its sole and absolute discretion, prior to 5:00 p.m. EST on the later of (a) December 1, 2005 or (b) the second (2nd) business day after the day that Seller notifies Buyer in writing that Seller has delivered to Buyer all of the Property Related Documents pursuant to Section 3.3 above (the period of time from the Effective Date until 5:00 p.m. EST on the later of (a) or (b) above being referred to herein as the “Inspection Period”): (a) the physical and environmental condition of the Property including, without limitation, its structural integrity and seismic compliance or non-compliance, the condition of the soil at, beneath or about the Real Property, the condition of the groundwater at, beneath or about the Real Property (including, without limitation, the presence or absence of any Hazardous Substances (hereinbelow defined) at, beneath or about the Real Property); (b) the feasibility, convertibility, desirability and suitability of the Property for Buyer’s intended use and purposes; (c) the legal condition of the Property including, without limitation, the Property’s compliance or non-compliance with any applicable federal, state, county or municipal statutes, ordinances, codes, regulations, rules, decrees, orders, laws or other governmental or quasi-governmental requirements of any type or kind now or hereafter in effect (collectively, “Applicable Law”); (d) the Property Related Documents; (e) the existence or non-existence, and availability or non-availability, of any governmental, quasi-governmental or private approvals (including, without limitation, all permits, licenses, or other entitlements, if any, affecting the Real Property or any use thereof; (f) the dimensions and specifications of the Real Property; (g) the zoning, building, and land use restrictions affecting the Real Property; and (h) all other matters which might affect the value or desirability of the Property or which Buyer deems relevant to its purchase of the Property, all as determined in Buyer’s sole and absolute discretion.

If at any time during the Inspection Period Buyer decides that any of the matters described in clauses (a) through (h) above are not acceptable to Buyer for any reason whatsoever, then Buyer may terminate this Agreement upon written notice to Seller delivered prior to expiration of the Inspection Period, whereupon the Earnest Money shall be promptly returned to Buyer. If Buyer exercises said termination right, then this Agreement shall terminate as of the time of delivery of Buyer’s written notice. If prior to the expiration of the Inspection Period Buyer fails to deliver to Seller written notice of its election to terminate this Agreement, then such failure shall be conclusively deemed to constitute Buyer’s election not to terminate this Agreement pursuant to this Section 4.1 and the Earnest Money shall be deemed non-refundable to Buyer except in the event of the failure of any condition to Closing set forth in 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7.1, 4.7.3, 4.8, 4.9 or 4.10 below, or Buyer’s termination of this Agreement based on Seller’s default.

Buyer’s approval of the matters described in clauses (a) through (h) above shall not in any way negate or diminish any covenant, representation or warranty made by Seller in this Agreement (or any agreement, instrument or other document delivered to Buyer by Seller at the Closing pursuant to this Agreement) or any other right or remedy of Buyer under this Agreement.

4.2   Additional Documents. If prior to the Closing Seller acquires actual knowledge of any engineering, seismic, architectural, soils or environmental report, assessment or analysis (collectively, the “Additional Property Documents”) which contains information which a reasonable buyer of improved real property such as the Real Property would consider material to its decision to purchase such real property and which was not already included in the Property Related Documents, Seller shall promptly furnish a copy thereof to Buyer if Seller has possession of such document or shall promptly provide Buyer with a description and the whereabouts (if known to Seller) of such document if Seller does not have possession of such document. In such event, Buyer shall have a period of ten (10) business days from its receipt of such an Additional Property Document to approve or disapprove the same by written notice to Seller, and if Buyer delivers written notice of its disapproval this Agreement shall thereupon terminate. If Buyer fails to notify Seller of its approval or disapproval prior to the expiration of said ten (10) business day period, then Buyer shall be deemed to have accepted such documents and this condition precedent shall be deemed satisfied. If an Additional Property Document is delivered to Buyer by Seller after a date which is ten (10) business days prior to the day before the Closing Date, then the Closing Date shall be extended to that date which is twelve (12) business days after the date of Buyer’s receipt of the Additional Property Document.

4.3   Title Matters. Buyer has ordered a preliminary title commitment for the Real Property having an effective date no earlier than sixty (60) days before the Effective Date (the “Preliminary Commitment”) and copies of all of title exceptions listed therein. Prior to 5:00 p.m. EST on the third (3rd) business day following the Effective Date, Buyer shall notify Seller in writing of any exception(s) to title shown on Schedule B to the Preliminary Commitment and/or any matter(s) set forth on Schedule A to the Preliminary Commitment (“Schedule A Matter(s)”) which Buyer disapproves. If by such time Buyer fails to notify Seller in writing that Buyer disapproves any exception to title on Schedule B or any Schedule A Matter(s), Buyer shall be deemed to have accepted the same and this condition precedent shall be deemed satisfied.

If Buyer notifies Seller of any disapproved exception(s) or Schedule A Matters (collectively, “Disapproved Matters”), then Seller shall have three (3) business days (after receipt of Buyer’s written notice of Disapproved Matters) in which to notify Buyer, in Seller’s sole and absolute discretion, either (a) that Seller will remove (or otherwise modify or cure in a manner satisfactory to Buyer) the Disapproved Matters prior to the Closing or (b) that Seller will not remove (or otherwise modify or cure) the Disapproved Matters (and Seller’s failure to do either (a) or (b) shall be conclusively deemed to constitute Seller’s election not to remove or otherwise modify or cure any Disapproved Matters). If Seller elects not to remove (or otherwise modify or cure in a manner satisfactory to Buyer) any Disapproved Matters, whether by giving notice thereof or failing to give any notice at all, then Buyer shall have until 5:00 p.m. EST on the fifth (5th) business day after the day Seller received Buyer’s written notice of Disapproved Matters (the “Final Title Response Date”) to either (a) terminate this Agreement by written notice to Seller or (b) accept title subject to the Disapproved Matters. If Buyer gives Seller such written notice of termination prior to 5:00 p.m. EST on the Final Title Response Date, then this Agreement shall thereupon terminate without further action by all parties. If by such time Buyer fails to give Seller written notice of Buyer’s acceptance of the Disapproved Matters or Buyer’s election to terminate this Agreement, such failure shall be conclusively deemed to constitute Buyer’s election not to terminate this Agreement pursuant to this Section 4.3. Any agreement of the parties on exception(s) to title arrived at after written disapproval by Buyer shall be set forth in writing expressly listing the permitted exception(s) to title that appear on the Preliminary Commitment. The exception(s) to title approved by Buyer as provided in this Section 4.3 are collectively referred to herein as the “Permitted Exceptions”.

4.4   Survey Matters. Buyer has ordered an ALTA/ACSM survey of the Real Property or an update of the ALTA/ACSM survey (if any) of the Real Property provided to Buyer by Seller as part of the Property Related Documents (in either case, the “Survey”) from a surveyor acceptable to Buyer, the cost of which shall be paid by Buyer. Upon completion of the Survey, Buyer will instruct the surveyor to promptly deliver a copy of the Survey to Seller and to Escrow Holder so that Escrow Holder may issue and deliver to Seller and Buyer as soon as practicable a supplemental preliminary title commitment (the “Supplemental ALTA Commitment”) which includes such additional exceptions as may be disclosed by the Survey (the “Survey Exceptions”). Not later than 5:00 p.m. EST on the fourth (4th) business day after Buyer’s receipt of the Supplemental ALTA Commitment or the tenth (10th) business day after the Effective Date, whichever occurs first, Buyer may provide Seller with written notice of any Survey Exceptions which Buyer disapproves.

If Buyer gives Seller written notice of Buyer’s disapproval of any Survey Exceptions, Seller shall have until 5:00 p.m. EST on the second (2nd) business day after Seller’s receipt of Buyer’s written notice (of disapproval) to notify Buyer, in Seller’s sole discretion, (a) that Seller will remove such disapproved Survey Exceptions at Seller’s expense prior to the Closing or (b) that Seller will not remove such disapproved Survey Exceptions (and Seller’s failure to do either (a) or (b) shall be conclusively deemed to constitute Seller’s election not to remove any Survey Exceptions disapproved by Buyer). If Seller elects not to remove any disapproved Survey Exceptions, whether by giving notice thereof or failing to give notice, then Buyer shall have until 5:00 p.m. EST on the fourth (4th) business day after Seller’s receipt of the aforesaid written notice of disapproval from Buyer to either (a) terminate this Agreement by written notice to Seller or (b) accept title subject to the disapproved Survey Exceptions. If Buyer gives Seller such written notice of termination prior to such time, then this Agreement shall thereupon terminate without further action by the parties. If by such time Buyer fails to give Seller written notice of Buyer’s acceptance of the disapproved Survey Exceptions or Buyer’ election to terminate this Agreement, such failure shall be conclusively deemed to constitute Buyer’s election not to terminate this Agreement pursuant to this Section 4.3. Any Survey Exceptions approved by Buyer as provided in this Section 4.4 shall also be deemed “Permitted Exceptions”.

4.5   Removal of Monetary Liens and Unpermitted Exceptions. Notwithstanding anything to the contrary herein, Seller shall discharge and remove, at its sole expense prior to or concurrently with the Closing, (a) any mortgages, deeds of trust, or other monetary liens against the Property or any part thereof, (b) any mechanic’s or materialman’s liens against the Property or any part thereof unless the same are the result of labor, materials or work performed on the Property by Buyer, and (c) any lien, encumbrance or other title exception (not created by Buyer) against the Property or any part thereof that arises or is discovered after determination of the Permitted Exceptions and prior to the Closing. Without limiting the foregoing, Seller shall pay prior to or concurrently with the Closing any prepayment fee, penalty or other charges or fees associated with the pay-off or extinguishment of any indebtedness secured by the Property or any part thereof. Buyer’s obligation to purchase the Property is conditioned upon Seller’s compliance with this Section 4.5.

4.6   Buyer’s Title Insurance. Buyer’s obligation to purchase the Property is conditioned upon Escrow Holder’s issuance to Buyer at the Closing of an American Land Title Association extended coverage owner’s policy of title insurance (10/17/92 form) naming Buyer as insured, in the amount of the Purchase Price, with an effective date no earlier than the date of filing of the Deed, insuring that Buyer owns fee simple title to the Property subject only to the Permitted Exceptions, and containing no survey exceptions other than those approved by Buyer pursuant to Section 4.4 of this Agreement (“Buyer’s Title Policy”). Buyer’s Title Policy may also include such endorsements as may be desired by Buyer but the availability or issuance of such endorsements shall not be a condition to Buyer’s obligation to purchase the Property.

4.7   Warranties True at Closing.

4.7.1   As a condition to Buyer’s obligation to purchase the Property, each and all of the representations and warranties made by Seller in Section 10.2 below, shall be true in all material respects as of the Closing.

4.7.2   As a condition to Seller’s obligation to sell the Property, each and all of the representations and warranties made by Buyer in Section 10.1 below, shall be true and correct in all material respects as of the Closing.

4.7.3   As a condition to Buyer’s obligation to purchase the Property, Seller shall have performed all covenants (including, without limitation, putting the Property in the Closing Condition) on the part of Seller to be performed under this Agreement as of the Closing.

4.7.4   As a condition to Seller’s obligation to sell the Property, Buyer shall have performed all covenants on the part of Buyer to be performed under this Agreement as of the Closing.

4.8   Termination of Agreements. As a condition to Buyer’s obligation to purchase the Property, (a) prior to the Closing Seller shall have terminated or assigned to Buyer (with Buyer’s prior written consent) all maintenance, management, security and other service contracts, if any, with respect to the Property, (b) prior to the Closing Seller shall have terminated any leases affecting the Property (including, without limitation, Seller’s lease with its affiliate, Global Equipment Company), and (c) Seller shall have no employees at the Real Property.

4.9   No Suits. As a condition to Buyer’s obligation to purchase the Property, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person shall have been instituted and remain pending that challenges the validity or legality of any of the transactions contemplated by this Agreement or which, if adversely determined, would materially adversely affect the value or use of the Property by Seller.

4.10   No Adverse Change. Subject to Section 11 below, as a condition to Buyer’s obligation to purchase the Property, no material adverse change shall have occurred in the physical condition of the Property from that existing as of the Effective Date.

Notwithstanding anything to the contrary in this Agreement, the conditions precedent in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7.1, 4.7.3, 4.8, 4.9 and 4.10 above are solely for the benefit of Buyer, and the condition precedent in Section 4.7.2 and 4.7.4 are solely for the benefit of Seller. No waiver of any such conditions precedent shall be effective unless expressly set forth in writing by the party receiving the benefit of the condition. If any of the conditions precedent in Sections 4.6, 4.7.1, 4.7.3, 4.8, 4.9 or 4.10 is not satisfied in accordance with its terms, Buyer may terminate this Agreement upon five (5) business days’ prior written notice to Seller, in which event this Agreement shall terminate in accordance with Section 11.14 below, unless during such five (5) business day period Seller shall cause such condition(s) to be satisfied at Seller’s sole expense. If either of the conditions precedent in Sections 4.7.2 and 4.7.4 above is not satisfied in accordance with its terms, Seller may terminate this Agreement upon five (5) business days’ prior written notice to Buyer, in which event this Agreement shall terminate in accordance with Section 11.14 below, unless during such five (5) business day period Buyer shall cause such condition(s) to be satisfied at Buyer’s sole expense. If Buyer or Seller delivers a termination notice as provided in either of the preceding two (2) sentences, as applicable, then the Closing Date shall be extended by up to five (5) business days.

5.    Access. From the Effective Date through and until the first to occur of (a) the Closing or (b) the sooner termination of this Agreement in accordance with its terms (such period being referred to herein as the “Pre-Closing Period”), Buyer and Buyer’s agents, employees, contractors, engineers, consultants, subcontractors and other representatives (collectively “Buyer Parties”) shall be permitted to enter upon the Real Property during normal business hours upon reasonable prior written notice to perform such inspections, examinations, tests and design work as Buyer desires to determine the suitability of the Property for Buyer’s purposes including the suitability of the physical and legal condition of the Property. Seller shall have a right to have a representative of Seller present during any entry onto the Property by the Buyer Parties, or any of them. Buyer shall indemnify, defend and hold Seller free and harmless from and against any and all claims, proceedings, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs), and damages suffered or incurred by Seller as a result of any injury to persons or damage to property or lien upon property caused by the activities of Buyer or any Buyer Parties while on the Real Property during the Pre-Closing Period; provided, however, under no circumstances shall the foregoing be deemed to impose on Buyer or any Buyer Parties any liability or obligation for or based upon the discovery of any Hazardous Substances (that were not first brought onto the Property by Buyer or any Buyer Party ) or other defects in the Property (that were not first caused by Buyer or a Buyer Party). Buyer’s inspections shall be at Buyer’s sole expense and Buyer shall promptly cause the repair of any damage to the Property that may be caused by Buyer or any Buyer Parties while on the Property pursuant to this Section 5.

6.    Deliveries to Escrow Holder.

6.1   By Seller. Seller shall deliver or cause to be delivered to Escrow Holder on or before the Closing Date, the following instruments and documents: (a) the original Deed, duly executed by Seller, acknowledged, and in recordable form; (b) a FIRPTA certificate in the Escrow Holder’s standard form; (c) an original Bill of Sale in the form attached hereto as Exhibit “B” (“Bill of Sale”), duly executed by Seller; (d) two counterpart originals of an Assignment Agreement in the form attached hereto as Exhibit “C” (“Assignment Agreement”), duly executed by Seller; (e) a certificate of Seller stating that the charges for all labor and materials contracted for by Seller and furnished to the Real Property have been paid in full and that all representations and warranties made by Seller in this Agreement remain true and correct as of the Closing; (f) all items described in Section 11.1 below; (g) such affidavits and certificates pertaining to ownership, leasing and liens as Escrow Holder may reasonably require of Seller in order for Escrow Holder to issue Buyer’s Title Policy; (h) waiver and release by the Agent pursuant to O.C.G.A. Section 44-14-602; (i) a certificate establishing Georgia residency such that the proceeds of the sale of property are not subject to the withholding laws of the State of Georgia pursuant to O.C.G.A. Section 48-7-128; and (j) such other customary documents reasonably requested by Escrow Holder as may be necessary to consummate this transaction in accordance with this Agreement.

6.2   By Buyer. Buyer shall deliver or cause to be delivered to Escrow Holder on or before the Closing Date, the following funds, instruments and documents: (a) immediately available U.S. funds in the amount set forth in Section 2.2, above; (b) the cash amount due Seller, if any, after the costs and prorations are computed in accordance with Sections 7 and 8 below; (c) two counterpart originals of the Assignment Agreement, duly executed by Buyer; (d) a certificate of Buyer stating that the charges for all labor and materials contracted for by Buyer and furnished to the Real Property have been paid in full and that all representations and warranties made by Buyer in this Agreement remain true and correct as of the Closing; and (e) such other customary documents reasonably requested by Escrow Holder as may be necessary to consummate this transaction in accordance with this Agreement.

7.    Costs and Expenses of Closing. At the Closing, Seller shall pay or have paid (a) all transfer taxes imposed by the City of Suwanee, County of Gwinnett, and/or State of Georgia, and (b) all recording costs for the Deed. At the Closing, Buyer shall pay or have paid (a) all Escrow fees charged by the Escrow Holder, (b) the premium charged by Escrow Holder for Buyer’s Title Policy as well as its charge for performing the title examination, and (c) the cost of the Survey. All other closing costs shall be allocated between Buyer and Seller in accordance with custom and practice in Gwinnett County. Each party shall bear the cost of its own legal counsel and other professional advisors including, in Buyer’s case, the charges of any person with whom Buyer contracted to assist Buyer in the performance of Buyer’s due diligence.

8.    Prorations and Credits. All current taxes, assessments, utilities, maintenance charges and similar expenses of the Property (other than management fees, which shall be Seller’s sole responsibility) shall, to the extent of information then available, be prorated between Seller and Buyer as of 11:59 p.m. EST on day before the day of Closing. Seller and Buyer shall use their best efforts prior to the Closing to prepare a schedule of prorations covering as many items to be prorated as practicable so such prorations can be made on or before the day of Closing. Such prorations shall be adjusted, if necessary, and completed after the Closing as soon as final information becomes available. Seller shall endeavor to obtain meter readings on the day before the day of Closing, and if such readings are obtained, there shall be no proration of such items and Seller shall pay at the Closing the bills therefor for the period to the day preceding the day of Closing, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after the Closing. Seller shall not receive credit for any deposits that Seller may have previously made with any utility companies.

Except as provided herein, monthly expense items shall be prorated on the basis of a thirty (30) day month. Such expenses of the Property for the period prior to the day of Closing shall be for the account of Seller and such expenses for the period on and after the date the Closing occurs shall be for the account of Buyer. Seller shall pay all taxes, assessments, invoices for goods furnished or services supplied, and other expenses relating to the Property to the extent allocable to the period prior to the day of Closing. Without limitation of the foregoing, any refund for real estate taxes or assessments applicable to the period from and after the day of Closing, whether paid before or after the Closing, shall be paid to Buyer, and Seller shall have no claim or right thereto.

9.    Title.

9.1   Real Property. At the Closing, Seller shall convey fee simple title to the Real Property to Buyer by a duly executed and acknowledged limited warranty deed in the form of Exhibit “D” hereto (the “Deed”), free and clear of all liens, encumbrances, easements, rights, leases, restrictions, covenants and conditions of any kind or nature, except the Permitted Exceptions.

9.2   Personal Property. At the Closing, Seller shall transfer good title to such personal property (other than the Removable Property) owned by Seller that is used exclusively in connection [Note: Is there personal property used by Seller in connection with the Real Property on a non-exclusive basis? If so, I think it should also be conveyed to the extent of the Seller’s right to do so. Let’s discuss.] with or located on or in the Real Property (collectively, the “Personal Property”) by a duly executed Bill of Sale in the form of Exhibit “B” hereto (the “Bill of Sale”), to Seller’s best knowledge, free and clear of all liens, encumbrances, security interests and adverse claims.

9.3   Assigned Property. At the Closing, Seller shall assign good title to Seller’s interest in the Assigned Property to Buyer, by a duly executed Assignment Agreement in the form of Exhibit “C” hereto (the “Assignment Agreement”), to Seller’s best knowledge free and clear of all liens, encumbrances, security interests and adverse claims.

10.    Representations and Warranties.

10.1   Buyer. Buyer hereby represents and warrants to Seller as follows:

10.1.1   Organization. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware.

10.1.2   Requisite Action. All requisite corporate action has been taken by Buyer in connection with Buyer’s execution of this Agreement, and has been taken or will be taken prior to Closing in connection with the agreements, instruments or other documents to be executed by Buyer pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby. No consent (not already obtained) of any stockholder of Seller is required to enter into this Agreement and to consummate the transactions contemplated hereby.

10.1.3   Authority. The individuals executing this Agreement and the agreements, instruments or other documents to be executed by Buyer pursuant to this Agreement on behalf of Buyer each have been duly authorized to bind Buyer to the terms and conditions hereof and thereof.

;Buyer’s representations and warranties in this Section 10.1 shall be true and correct as of the Effective Date and shall be deemed true and correct as of the Closing as if remade by separate certification at that time.

10.2   Seller. Seller hereby represents and warrants to Buyer as follows:

10.2.1   Organization. Seller is duly organized and validly existing under the laws of the State of Delaware, and is qualified to do business and is in good standing in the State of Georgia.

10.2.2   Requisite Action; No Violation. All requisite limited liability company action has been taken by Seller in connection with Seller’s execution of this Agreement, and has been taken or will be taken in connection with the agreements, instruments or other documents to be executed by Seller pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby. No consent (not already obtained) of any member or manager of Seller is required to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller will not accelerate any indebtedness of Seller secured by the Real Property or any part thereof or violate the terms of any agreement, contract or instrument to which Seller is a party or by which the Property is bound.

10.2.3   Authority. The individuals executing this Agreement and the agreements, instruments or other documents to be executed by Seller pursuant to this Agreement on behalf of Seller each have been duly authorized to bind Seller to the terms and conditions hereof and thereof.

10.2.4   Condition; Compliance. Seller has not received any written notice from any insurance broker, agent or underwriter that any non-insurable condition exists on or about the Real Property or any part thereof. Seller has not received written notice that the Licenses and Permits (if any) listed in Schedule “1” to the Assignment Agreement have not been duly and validly issued or are not in full force and effect. To Seller’s actual knowledge, except as otherwise set forth on Schedule 10.2.4, Seller has the right to assign and transfer the Licenses and Permits (if any) listed in Schedule “1” to the Assignment Agreement to Buyer. Seller has not received from any governmental authority, holder of any mortgage or board of fire underwriters (or other body performing similar functions) or any other person, any written notice (i) requiring any work, repairs, construction, alterations or installations on or in connection with the Property in order to comply with any Applicable Law or (ii) asserting, alleging or reporting any violation of any Applicable Law or covenant, condition or restriction applicable to the Real Property or any part thereof. Except for the items (if any) listed on Schedule 10.2.4 hereto and the Removeable Property, to Seller’s actual knowledge, all personal property used in connection with the Real Property will be conveyed to Buyer at the Closing pursuant to the Bill of Sale and Assignment Agreement.

10.2.5   Hazardous Substances. Except as otherwise set forth on Schedule 10.2.5 hereto, (1) Seller has no actual knowledge that Seller or any of its employees, agents or contractors has released or discharged any Hazardous Substances on, in or under the Real Property; (2) to Seller’s actual knowledge, except as may be disclosed in any Property Related Documents delivered to Buyer, no Hazardous Substances are present in, on or under the Real Property or any part thereof or are present in, on or under any adjoining or nearby real property which could migrate to the Real Property or any part thereof, and (3) to Seller’s actual knowledge there are no septic tanks or below ground gasoline or chemical storage tanks on or under the Real Property or any part thereof.

10.2.6   Intangible Personal Property. To Seller’s actual knowledge, there is no intangible personal property owned by Seller relating to the ownership, development, construction, management, use, operation, maintenance or repair of the Real Property except for such intangible personal property as may be described in Schedule “1” to the Assignment Agreement, and Seller has good title to the same free and clear of all liens, encumbrances, security interests and adverse claims. To Seller’s actual knowledge, except as otherwise set forth on Schedule 10.2.6, Seller has the right to assign and transfer all of the Assigned Property to Buyer.

10.2.7   Litigation and Other Proceedings. Except as otherwise set forth on Schedule 10.2.7 hereto, there is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending, or to Seller’s actual knowledge threatened, against or involving Seller relating to the Property or any part thereof.

10.2.8   [Intentionally Omitted].

10.2.9   Service Agreements. To Seller’s actual knowledge, without investigation, except as otherwise set forth on Schedule 10.2.9 hereto, there are no service, maintenance, or security agreements for the Property or any part thereof currently in effect which are not cancelable without penalty on thirty (30) days notice or less.

10.2.10   Eminent Domain; Zoning Change. Seller has not received written notice from any governmental authority that any governmental action to take all or a portion of the Real Property or any interest therein by eminent domain is pending or threatened. Seller has not received written notice that any governmental proceeding to modify the current zoning laws applicable to the Real Property is pending or threatened.

10.2.11   Employment. Upon the Closing, Seller shall have no employees in, on or about the Real Property.

10.2.12   Bankruptcy. Seller has not made an assignment for the benefit of creditors nor has Seller filed or had filed against it any petition in bankruptcy.

10.2.13   Occupancy Rights. There are no leases or other occupancy or use agreements affecting the Property or any part thereof which will remain in effect from and after the Closing Date (the parties acknowledging that the Property is presently leased to Seller’s affiliate, Global Equipment Company, which lease Seller shall cause to terminate at Seller’s sole expense at or prior to the Closing). To Seller’s best knowledge, there are no parties currently entitled to possession or use of all or any part of the Property other than Seller and Seller’s affiliate, Global Equipment Company. As of the Closing, there shall be no person or entity occupying or using all or any portion of the Property.

10.2.15   Title. Seller owns, and at the time of the Closing Seller will continue to own, fee simple title to the Real Property.

10.2.16   Uncompleted Work/Agreement. There are no outstanding contracts made and entered into by Seller for any improvements to the Property or any part thereof or for other work with respect to the Property or any part thereof for which payment has not been fully made or will be made prior to the Closing.

10.2.17   Foreign Person. Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code.

10.2.18   Private Covenants. To Seller’s actual knowledge, Seller is not in default in the payment of any assessments or other sums due, or the performance of any other obligation under, any covenants, conditions or restrictions recorded against the Real Property.

Seller’s representations and warranties in this Section 10.2 shall be true and correct as of the Effective Date, shall be deemed true and correct as of the Closing as if remade by separate certification at that time, and shall survive the Closing and delivery and recordation of the Deed and shall not be merged into the Deed for a period of one hundred eighty (180) days following the Closing (except that the representations and warranties in Section 10.2.1 through 10.2.3 shall survive in perpetuity). No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer prior to the Closing, or should have been known by Buyer though the exercise of reasonable diligence in Buyer’s investigations of the Property prior to the end of the Inspection Period, but in either case only if the applicable representation or warranty was true and correct when made by Seller on the Effective Date, and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of said 180-day period and an action shall have been commenced by Buyer against Seller within ninety (90) days after the termination of the survival period provided for above in this Section 10.2 (except that that the foregoing time limitations shall not apply to any claim or action for breach of any of the representations and warranties in Section 10.2.1 through 10.2.3 above). If following the Effective Date and prior to the Closing Seller acquires actual knowledge of any fact, circumstance or other matter that makes any of Seller’s representations and warranties in this Section 10.2 no longer true and correct, Seller shall give Buyer written notice thereof, which notice shall describe such fact, circumstance or other matter in reasonable detail. Without limitation of any other termination rights granted to Buyer under the terms of this Agreement, in the event that Seller is unable to confirm that any of Seller’s representations and warranties in this Section 10.2 is true and correct as of the Closing as a result of any matter not reasonably discoverable by Buyer during the Inspection Period (and so notifies Buyer in writing prior to the Closing) and, as a result, there is (a) a material adverse change in Buyer’s ability to acquire, use and/or operate the Property for Buyer’s intended purposes and/or (b) a material adverse change in the environmental condition of the Property from that which was represented to Buyer by Seller on the Effective Date, Buyer, as its sole remedy, shall have the option to either (i) terminate this Agreement by written notice to Seller, in which event this Agreement shall terminate in accordance with Section 11.14 below, or (ii) waive the requirement that such Seller representation or warranty be true and correct as of the Closing and proceed to the Closing.

11.   Miscellaneous.

11.1   Possession; Property Related Materials. Seller shall deliver exclusive possession of the Property to Buyer on the Closing Date. If not previously delivered to Buyer, Seller shall, at the Closing, deliver originals or copies of all Property Related Documents, all files, correspondence, maintenance records and operating manuals relating to the Property, and all keys, key cards, fobs, passwords, and access codes relating to the Property. All of the foregoing shall become the property of Buyer on the Closing Date.

11.2   Hazardous Substances. As used herein, “Hazardous Substances” shall mean shall mean any substance which is or contains (i) any “hazardous substance” as now defined in §101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §9601 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now defined in the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. §2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now classified or considered to be hazardous or toxic under Applicable Law or the common law. Hazardous Substances shall include, without limitation, any substance, the presence of which on the Property, (A) requires reporting, investigation or remediation under Applicable Law; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

11.3   Exhibits. All exhibits attached hereto shall be deemed incorporated by this reference as though set forth in full.

11.4   Notices. Any notice, demand or request required hereunder shall be given in writing at the addresses set forth below by any of the following means: (a) personal service; (b) telephonic facsimile transmission (provided the sending fax machine generates a confirmation sheet indicating successful transmission); (c) nationally recognized overnight commercial mail service such as FedEx or UPS; or (d) registered or certified, first class U.S. mail, return receipt requested.

Buyer:

Hewlett-Packard Company
20 Perimeter Summit Boulevard
Mail Stop 1407
Atlanta, GA 30319
Attn: Robert E. Brackin
Facsimile: 404-648-8900

Copy to:

Hewlett-Packard Company
3000 Hanover Street
Mail Stop 1050
Palo Alto, CA 94304
Attn: Frank Pedraza, Esq.
Facsimile: 650-857-8474

Seller:

Systemax Suwanee LLC
c/o Systemax, Inc.
11 Harbor Park Drive
Port Washington, NY 11050
Attn: Curt Rush, Esq.
Fax: 516-625-0038

Copy to:

Balch & Bingham LLP
3535 Piedmont Road, N.E.
Suite 1100
Atlanta, GA 30305
Attn: Robert E. Stanley, Esq.
Fax: 404-261-3656

Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice, demand or request sent pursuant to either clause (a) or (b) above, shall be deemed received upon such personal service or upon dispatch by electronic means (provided, however, that a dispatch by facsimile transmission which occurs on any day other than a business day shall not be deemed received until 9:00 a.m. EST on the next business day). Any notice, demand, or request sent pursuant to clause (c) above shall be deemed received on the business day immediately following deposit with the commercial mail service and, if sent pursuant to clause (d) above shall be deemed received seventy two (72) hours following deposit in the U.S. mail.

11.5   Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective estates, heirs, personal representatives, devisees, legatees, successors and permitted assigns. Buyer shall not assign Buyer’s rights under this Agreement except to: (1) a subsidiary or affiliate of Buyer; (2) any entity which is the result of a merger of Buyer, or into which Buyer is merged; or (3) an entity formed expressly for the purchase of the Property which has as one of its general partners or members or managers, Buyer or an affiliate or subsidiary of Buyer, without the prior written consent of Seller, which consent will not be unreasonably withheld or delayed. In the event of an assignment as described foregoing, Buyer shall remain liable hereunder for any default of the assignee and such assignee shall also assume all of the obligations under this Agreement. No assignment of Buyer’s rights hereunder shall relieve Buyer of its liabilities under this Agreement. This Agreement is solely for the benefit of Seller and Buyer; there are no third party beneficiaries hereof.

11.6   Damage and Destruction; Condemnation.

11.6.1   Damage and Destruction. If before the Closing the Improvements are damaged by any casualty and the cost to restore such Improvements is more than ONE MILLION DOLLARS ($1,000,000.00), then, whether or not covered by Seller’s property insurance, Buyer shall have the right, by giving written notice to Seller within ten (10) business days after Seller gives Buyer written notice of the occurrence of such casualty, to terminate this Agreement, in which event this Agreement shall terminate in accordance with Section 11.14 below. If Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect without adjustment to the Purchase Price and, at the Closing, (a) all insurance proceeds actually received by Seller (or paid to or for the benefit of Seller) in connection with such casualty (except to the extent previously expended by Seller for repairs or restoration of the Improvements actually completed prior to the Closing) plus the amount of any deductible under Seller’s property insurance policy shall be paid to Buyer by Seller through Escrow, and (b) Seller shall unconditionally assign and transfer to Buyer of Seller’s right, title and interest in and to any additional insurance proceeds otherwise payable to Seller with respect to the damaged or destroyed Improvements.

If before the Closing the Improvements are damaged by any casualty and the cost to restore such Improvements is ONE MILLION DOLLARS ($1,000,000.00) or less and such cost is not fully covered by Seller’s property insurance (subject to any applicable deductible), then Buyer shall have the right, by giving written notice to Seller within ten (10) business days after Seller gives written notice of the occurrence of such casualty to Buyer, to terminate this Agreement, in which event this Agreement shall terminate in accordance with Section 11.14 below, unless (a) Seller, at its expense, fully repairs and restores the damaged Improvements prior to the Closing, or (b) Seller notifies Buyer in writing within said ten (10) day business period that Buyer will receive a credit at the Closing against the Purchase Price in the amount of the cost to fully repair and restore the damaged Improvements as reasonably determined by Seller and Buyer. In the event of either (a) or (b), above, except as provided in (b), there shall be no adjustment to the Purchase Price.

If before the Closing the Improvements are damaged by any casualty and the cost to restore such Improvements is ONE MILLION DOLLARS ($1,000,000.00) or less, and such damage is fully covered by Seller’s property insurance (subject to any applicable deductible), then this Agreement shall remain in full force and effect without adjustment to the Purchase Price, subject, however, to the following: (a) as to any insurance proceeds for such casualty that have not actually and unconditionally been paid over to Seller prior to the Closing, at the Closing Seller shall assign to Buyer all of Seller’s right, title and interest in and to such proceeds; and (b) as to any insurance proceeds for such casualty that have been actually and unconditionally paid over to Seller (or paid to or for the benefit of Seller) prior to the Closing, the amount of such proceeds shall be a credit to Buyer against the Purchase Price for the Property, and (c) the amount of any deductible under Seller’s property insurance policy shall be a credit to Buyer against the Purchase Price for the Property.

Seller shall give notice to Buyer promptly after the occurrence of any casualty damage to the Improvements. Buyer shall have a period of ten (10) business days (or such shorter period as Buyer may elect by giving notice to Seller) after Seller has given the notice to Buyer required by this Section 11.6.1 to evaluate the extent of the damage and make the determination as to whether to terminate this Agreement. If necessary, the Closing shall be postponed until Seller has given the notice to Buyer required by this Section 11.6.1 and the period of ten (10) business days described in this Section 11.6.1 has expired. With respect to any termination right in favor of Buyer in this Section 11.6.1, unless Buyer expressly elects in writing to terminate this Agreement pursuant to such right, Buyer’s failure to notify Seller of its election to terminate shall be conclusively deemed a waiver of Buyer’s election to terminate this Agreement pursuant to this Section.

Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated.

11.6.2   Condemnation. If prior to the Closing proceedings are commenced against a “material portion” of the Real Property for the taking by exercise of the power of eminent domain (“Taking”), Buyer shall have the right, by giving notice to Seller within ten (10) business days after Seller gives written notice of the commencement of such proceeding to Buyer to terminate this Agreement pursuant to this Section 11.6.2, in which event this Agreement shall terminate in accordance with Section 11.14 below. For purposes hereof, a “material portion” of the Real Property shall mean any of the access points from the Real Property to a public street, any portion of the roadways or parking areas located on the Real Property, and/or any portion of the Improvements. If Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain unchanged and in full force and effect and, at the Closing, the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the Taking shall be assigned and transferred to Buyer. Seller shall give notice to Buyer promptly after Seller’s receipt of notice of the commencement of any proceedings for the Taking of the Real Property or any part thereof. Buyer shall have a period of ten (10) calendar days (or such shorter period as Buyer may elect by giving notice to Seller) after Seller has given the notice to Buyer required by this Section 11.6.2 to evaluate the extent of the taking and make the determination as to whether to terminate this Agreement. If necessary, the Closing shall be postponed until Seller has given the notice to Buyer required by this Section 11.6.2 and the period of ten (10) business days described in this Section 11.6.2 has expired.

11.7   Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, and according to its fair meaning, and not in favor of or against any party.

11.8   Entire Agreement; Amendment. This Agreement (which includes all exhibits hereto) embodies the entire agreement and understanding between the parties relating to the subject matter hereof, and all prior negotiations (including, without limitation, that certain letter of intent from Buyer to Seller dated November 7, 2005 and signed by Seller on November 9, 2005), agreements and understandings, oral or written, are hereby revoked, cancelled and rescinded and are all merged herein and superseded hereby. Any amendment to this Agreement, including, without limitation, any oral modification supported by new consideration, must be reduced to writing and signed by both parties in order to be effective.

11.9   Counterparts; Waiver. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature and any such signature shall be effective as if it the original signature. Except as otherwise specifically provided herein, and except where a party is afforded a specific deadline for electing to terminate this contract and fails to timely notify the other party of such termination, any waiver of the performance of any covenant, condition or promise by either party, in order to be effective, must be in a writing signed by the party who has allegedly waived the covenant, condition or promise in question. The waiver by either party of a breach of a provision of this Agreement shall not be deemed a waiver of any subsequent breach whether of the same of another provision of this Agreement.

11.10   Severability. Should any part, term or provision of this Agreement or any document required herein to be executed or delivered be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

11.11   Interpretation. The neuter gender includes the feminine and masculine, and vice-versa, and the singular number includes the plural. The word “person” includes, in addition to any natural person, a corporation, partnership, limited liability company, firm, trust, association, governmental body or other entity. The captions of the sections of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, or aid in the interpretation, construction or meaning of the provisions of this Agreement.

11.12   Attorneys’ Fees. If either party brings any action, suit, or proceeding against the other arising from this Agreement, or is made a party to any action or proceeding brought by Escrow Holder, then as between Buyer and Seller, the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable and actual attorneys’ and experts’ fees and litigation expenses to be fixed by the court.

11.13   Survival. The indemnities contained in Section 11.16.6, 11.17 and 11.22 below, the covenant contained in Section 4 of the Assignment Agreement, all warranties or covenants (express or implied) contained in the Deed, and the covenants and agreements contained in Sections 11.4, 11.12, 11.17 and 11.19 of this Agreement shall survive the Closing and delivery and recordation of the Deed and shall not be merged into the Deed. In addition, the representations and warranties of Seller set forth in Section 10.2 above shall survive the Closing and delivery and recordation of the Deed and shall not be merged into the Deed, subject to the terms contained in the last paragraph of Section 10.2 above.

11.14   Termination; Notice of Default. If this Agreement terminates prior to the Closing pursuant to any provision hereof allowing for termination (whether or not such provision references this Section 11.14), this Agreement shall be of no further force or effect except that: (i) Seller shall promptly cause the Earnest Money to be returned to Buyer; (ii) the Escrow shall be cancelled; and (iii) Buyer and Seller shall each pay one-half (1/2) of any escrow cancellation fees charged by Escrow Holder. Nothing contained herein shall be deemed to limit or impair: (a) Seller’s right to liquidated damages for Buyer’s default as provided in Section 2.1.2 above or for damages pursuant to the indemnity contained in Section 5 above, or (b) any other indemnity or repair obligations of Buyer under this Agreement. If Seller defaults in its obligation to sell and convey the Property to Buyer as and when required under the terms of this Agreement (“Seller’s Default”), then Buyer, as its sole remedy hereunder for such default, may either (i) terminate this Agreement by written notice to Seller, in which event Buyer will receive from the Escrow Holder the Earnest Money, whereupon Seller and Buyer will have no further rights or obligations under this Agreement, except with respect to those provisions of this Agreement which are expressly stated to survive any termination of this Agreement, or (ii) seek specific performance from Seller, but Buyer shall have no cause of action or claim for damages against Seller by reason of such default (provided, however, that the foregoing shall not be deemed to limit or preclude any claim by Buyer against Seller based on an indemnification provision expressly set forth in this Agreement). Notwithstanding anything to the contrary in this Agreement, in the event Buyer elects to seek specific performance as a result of such default by Seller under this Agreement, (a) the Purchase Price reduction set forth in Section 3.2 above shall continue until the date the Property is actually conveyed to Buyer pursuant to such specific performance action, and (b) the Earnest Money shall be applied to the Purchase Price at the time of such conveyance. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance, Buyer must commence such an action within ninety (90) days after the date it notifies Seller in writing of Seller’s Default. Buyer agrees that its failure to timely commence such an action for specific performance within such 90-day period shall be deemed a waiver by it of its right to commence an action for specific performance. The foregoing remedies of Buyer set forth in clauses (i) and (ii) above are mutually exclusive and only one of such remedies (whichever Buyer elects) may be exercised. Neither party shall be deemed to be in default with respect to this Agreement or to have breached this Agreement unless and until the other party shall have delivered written notice to the other setting forth the nature of the alleged default or breach.

11.15   Construction. The parties hereto agree that each party and its counsel or advisor have reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments or exhibits hereto.

11.16   Operation of the Property. During the Interim Period, Seller shall manage, operate, maintain, repair, and insure the Real Property and the Personal Property in the ordinary course of Seller’s business and keep the Real Property and the Personal Property in good repair and working order, and continue all routine maintenance and preventative maintenance services on their normal service intervals as determined by Seller. Further, during the Interim Period:

11.16.1   Seller shall not (a) enter into any lease or other occupancy agreement affecting the Property or any part thereof, (b) remove any tangible personal property from the Property except for the Removable Property or any article of tangible personal as is replaced by Seller by an article of equal suitability and value, free and clear of all liens, encumbrances, claims and charges, (c) not cause or permit any grading, excavation or construction upon the Property or any addition, alteration or removal of any improvements, fixtures or equipment forming a part of the Property (other than the Removable Property), (d) knowingly use or occupy, or knowingly allow the use or occupancy of, the Property or any part thereof in any manner that violates any governmental requirements or which constitutes waste or a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto, (e) not initiate or permit any zoning reclassification of the Property or any part thereof or seek any variance under existing zoning ordinances applicable to the Property to use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other governmental requirements, (f) impose any restrictive covenants or encumbrances on the Property or execute or file any subdivision plat affecting the Property or any part thereof or record or cause to be recorded any documents or instruments against the Property, or (g) cause or permit any additional (in addition to the Permitted Exceptions) liens, encumbrances or other title exceptions to be filed against the Property or any part thereof that will not be removed by Seller at its sole expense at or before the Closing, in each of the foregoing cases without the prior written consent of Buyer (which consent may be withheld in Buyer’s sole and absolute discretion).

11.16.2   Seller will maintain in full force and effect fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property occurring on the Property in such amounts as is maintained by Seller on the Effective Date.

11.16.3   Seller shall not solicit, accept, or provide factual information or negotiate with respect to, any offer to purchase the Property or part thereof from any person (other than Buyer), nor shall Seller market the Property for sale or agree to sell, make any offer to sell, or negotiate with respect to the sale of, the Property or any part thereof, other than to Buyer pursuant to this Agreement Buyer shall have the right, at Buyer’s sole cost and expense, to record a short form memorandum of this Agreement in the form set forth on Exhibit “E” hereto, in the real property records of Gwinnett County, Georgia. If this Agreement is terminated by Buyer or Seller at any time prior to the Closing pursuant to any provision of this Agreement, Buyer agrees to promptly execute and deliver to Seller an executed quitclaim deed or termination of such memorandum, in recordable form, and Buyer further agrees that upon delivery of such termination to Seller, Seller shall have the right to record the same in the real property records of Gwinnett County, Georgia.

11.16.4   Immediately upon obtaining actual knowledge or written communication of the institution or threat of institution of any proceedings for the condemnation of the Property or any part thereof, or any other proceedings arising out of injury or damage to the Property or any part thereof, Seller will notify Buyer in writing.

11.16.5   Seller shall advise Buyer promptly in writing of any actual, pending or threatened litigation, arbitration or administrative hearing concerning or affecting or relating to the Property of which Seller has actual knowledge or notice.

11.16.6   To the extent Seller determines that any service, maintenance, or security agreements for the Property or any part thereof are currently in effect and are not cancelable without penalty on thirty (30) days notice or less, Seller shall either (a) with Buyer’s written consent (which may be withheld in Buyer’s sole discretion), assign the same to Buyer at the Closing, or (b) continue to be responsible for the payment of all amounts due under such agreements and the performance of any other obligations of Seller thereunder and indemnify, defend and hold Buyer harmless from and against any claims, suits, proceedings, liens, expenses (including, without limitation, reasonable attorneys’ fees and costs), and damages suffered or incurred by Buyer as a result of Seller’s non-performance of such agreements.

11.17   Real Estate Broker. The parties acknowledge that Cushman & Wakefield of Georgia, Inc. (the “Agent”) has acted as a real estate broker in connection with this transaction as the agent of both Seller and Buyer. If and only if the Closing occurs hereunder, Seller shall pay Agent a commission in the amount of $661,538. Except as set forth above with respect to Agent, neither Seller nor Buyer has authorized any broker or finder to act on Seller’s or Buyer’s behalf in connection with the sale and purchase hereunder and neither Seller nor Buyer has dealt with any broker or finder purporting to act on behalf of any other party. Buyer agrees to indemnify, defend and hold harmless Seller from and against any and all claims, proceedings, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Buyer or on Buyer’s behalf with any broker or finder (other than the Agent) in connection with this Agreement or the transaction contemplated hereby. Seller agrees to indemnify, defend and hold harmless Buyer from and against any and all claims, proceedings, losses, damages, costs or expenses of any kind or character arising out of or resulting from: (1) the commissions due to the Agent in connection with this Agreement and the transaction contemplated hereby; and/or (2) any agreement, arrangement or understanding alleged to have been made by Seller or on Seller’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Notwithstanding anything to the contrary contained herein, this Section 11.17 shall survive the Closing or any earlier termination of this Agreement. Seller shall cause the Agent to deliver to Buyer at the Closing a release of lien permitted under O.C.G.A. Section 44-14-602.

11.18   Time Periods. As used in this Agreement, (1) a “day” is a calendar day and (2) a “business day” is a calendar day other than a Saturday or Sunday upon which (a) the Office of the Clerk of the Superior Court of Gwinnett County, Georgia is open and accepting documents for recording, (b) the United States Postal Service is delivering first class mail, and (c) banks in Gwinnett County are generally open for business. If, pursuant to this Agreement, a party must act by a particular time, or an act is effective only if done by a particular time, and the last date for the doing or effectiveness of such act falls upon a day other than a business day, the time for the doing or effectiveness of such act shall be extended to the next succeeding business day.

11.19   Further Assurances. Each of the parties shall execute such other and further documents and do such further acts (provided the same do not expand or increase such party’s obligations hereunder or reduce or diminish such party’s rights hereunder) as may be reasonably required to effectuate the intent of this Agreement.

11.20   1099 Reporting. The parties agree that the Escrow Holder is hereby designated as the entity responsible for filing a Form 1099 with the Internal Revenue Service promptly after the Closing as required under Internal Revenue Code Regulation § 1.6045.4.

11.21   Confidentiality; Announcement. [Note: There is a non-disclosure agreement that the parties signed in addition to this paragraph and the confidentiality agreement contained in the letter of intent. I think we should have one controlling document. Let’s discuss.] The parties agree that the terms of this Agreement are confidential and shall not, except to the extent required by Applicable Law, be intentionally released to other parties (other than the each party’s attorneys, consultants, partners, accountants, lenders and advisors) prior to the Closing without the approval of both Buyer and Seller. Except to the extent required by Applicable Law, the parties further agree that there shall be no public announcement of the proposed transaction unless agreed to in writing by Buyer and Seller.

11.22   Tax Free Exchange. Subject to the terms and conditions of this Section, each party hereby agrees, provided at least ten (10) business days prior written notice of the requested action has been delivered to the party being requested to take action, to take such actions at the Closing (but at no time thereafter) as are reasonably necessary to help the other to effectuate a like-kind exchange of the Property pursuant to Section 1031 of the Internal Revenue Code; provided, however, that in no event shall (a) the non-requesting party be required to take title to or hold or possess any property or to assume, suffer or incur any expense, obligation or liability in order to effectuate the like-kind exchange or to assist the requesting party with its exchange, (b) either party’s exchange delay or extend the Closing Date or any other time for performance of the requesting party’s obligations under this Agreement, or (c) shall the requesting party be relieved in any manner of or from any of its representations, warranties, covenants, or other obligations under this Agreement or any exhibit hereto. The requesting party, whether Seller or Buyer, agrees to indemnify, defend and hold the other party harmless from and against any and all costs, expenses, damages, suits, claims and other liabilities of any kind arising with regard to the requesting party’s effectuation of (or attempt to effectuate) or assistance with the requesting party’s tax free exchange as described herein. Notwithstanding anything to the contrary provided herein, the non-requesting party makes no representations or warranties as to the tax treatment for or any other consequence of the transaction contemplated hereby or the ability of the transaction contemplated to qualify for like-kind exchange treatment pursuant to Section 1031 of the Internal Revenue Code. In the event both parties desire to effectuate a like-kind exchange as described herein, each party shall pay any and all costs associated with their respective transactions. The indemnity set forth above in this Section shall survive the Closing and delivery and recordation of the Deed and shall not be merged into the Deed.

11.24   Time of Essence. Time is of the essence of this Agreement.

11.25   Property Conveyed “As Is”. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER DOES NOT, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, AND SELLER SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH CLOSING, MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, WITH RESPECT TO THE PROPERTY, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER MAKES, AND SHALL MAKE, NO EXPRESS OR IMPLIED WARRANTY AS TO MATTERS OF TITLE (OTHER THAN SELLER’S STATUTORY WARRANTY OF TITLE SET FORTH IN THE STATUTORY WARRANTY DEED TO BE DELIVERED AT CLOSING), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION (INCLUDING, WITHOUT LIMITATION, LAWS, RULES, REGULATIONS, ORDERS AND REQUIREMENTS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE OR DISPOSAL OF ANY TOXIC OR HAZARDOUS WASTE OR TOXIC, HAZARDOUS OR REGULATED SUBSTANCE), VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY. BUYER AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, WITH RESPECT TO THE PROPERTY, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER. BUYER WILL HAVE, AS OF CLOSING, THOROUGHLY CONDUCTED SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITION THEREOF) TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, BUYER DOES NOT WAIVE, RELEASE OR AGREE TO IN ANY MANNER LIMIT ANY CLAIMS OR CAUSES OF ACTION AGAINST SELLER FOR ANY INTENTIONAL MISREPRESENTATION REGARDING THE PROPERTY OR THE INTENTIONAL FAILURE TO DISCLOSE ANY MATERIAL DEFECTS OF THE PROPERTY OF WHICH SELLER HAS ACTUAL KNOWLEDGE AS OF THE CLOSING. FURTHER, NOTHING CONTAINED IN THIS AGREEMENT SHALL BE DEEMED A WAIVER OR RELEASE BY BUYER, OR BUYER’S AGREEMENT TO IN ANY MANNER LIMIT, ANY CLAIMS OR CAUSES OF ACTION BY BUYER AGAINST SELLER ARISING OUT OF CONTAMINATION OF THE PROPERTY BY ANY HAZARDOUS SUBSTANCES FIRST BROUGHT ON TO THE PROPERTY BY SELLER OR SELLER’S EMPLOYEES, AGENTS, CONTRACTORS OR TENANTS, WHICH CONTAMINATION WAS NOT ACTUALLY KNOWN TO BUYER AS OF THE CLOSING.

[signatures follow on next page]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth under their respective signatures.

SELLER:

SYSTEMAX SUWANEE LLC,
a Delaware limited liability company

By:
Its:
Dated:    ________________, 2005

BUYER:

HEWLETT-PACKARD COMPANY,
a Delaware corporation

By:
Its:
Dated:    ________________, 2005

EXHIBIT “A”

-to be inserted-

EXHIBIT “B”

BILL OF SALE

SYSTEMAX SUWANEE LLC, a Delaware limited liability company (“Seller”), hereby assigns and transfers to _____________________________________ (“Buyer”), all of Seller’s right, title and interest in and to all personal property owned by Seller and used exclusively in connection with or located on or in the Real Property (as the term “Real Property” is defined in Recital A of that certain Agreement of Purchase and Sale dated _______________, 2005, between Seller and Buyer), other than the Removable Property as defined in said Agreement of Purchase and Sale. Seller represents and warrants to Buyer that that Seller has good title to all such personal property free and clear of all liens, encumbrances, security interests and adverse claims.

IN WITNESS WHEREOF, Seller has executed this Instrument as of _____________, 200__.

SELLER:

SYSTEMAX SUWANEE LLC,
a Delaware limited liability company

By:
Its:

EXHIBIT “C”

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of this _______________, 200_, by and between SYSTEMAX SUWANEE LLC, a Delaware limited liability company (“Assignor”), and _____________________________ (“Assignee”).

WHEREAS, Assignor, as seller, and Assignee, as buyer, have entered into that certain Agreement of Purchase and Sale dated as of _____________, 2005 (the “Purchase Agreement”).

WHEREAS, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor’s right, title and interest in and to the Assigned Property (defined below) as hereinafter provided.

NOW, THEREFORE, in accordance with the Purchase Agreement and in consideration of the sum of Ten Dollars ($10.00), the sufficiency and receipt of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:

1.    Defined Terms. Unless otherwise defined herein, all initially capitalized words used herein shall have the same meaning ascribed to them in the Purchase Agreement.

2.    Assignment. Assignor does hereby sell, assign, convey and transfer to Assignee all of Assignor’s right, title and interest in and to the following property to the fullest extent any such property may exist (collectively, the “Assigned Property”):

2.1   Any and all warranties and guaranties applicable to the design, installment or construction of the Improvements, if any (the "Warranties and Guarantees");

2.2   Any and all claims and cause of action for defects or deficiencies in the design and/or construction of the Property or any part thereof (the “Construction Defect Claims”);

2.3   Any and all governmental licenses, permits, and certificates (including certificates of occupancy) and any and all development rights applicable to the development, expansion, ownership, use, or occupancy of the Property, if any (the “Licenses and Permits”);

2.4   The contracts applicable to the Property which are listed in Schedule “1” hereto, if any (the “Assumed Contracts”) [To Be Supplied at Closing];

2.5   Any and all architectural, structural, mechanical or engineering drawings, plans, or specifications for the Improvements and any assignable and transferable topographical, grading, or drainage plans or surveys for the Land, including those listed in Schedule “1” hereto, if any (the “Plans”);

2.6   Any other intangible personal property relating to the ownership, development, use, operation, repair, or maintenance of the Property, except the following: (i) any and all trademarks, logos and other marks or trade or business names relating to the business or ownership of Seller or any of its affiliates or subsidiaries (the “Trademarks”); [Note: ok so long as Seller does not get credit at Closing ->] (ii) any and all utility deposits held on behalf of Assignor by utility companies with respect to the Property, if any (the “Utility Deposits”); and (iii) any and all phone listings and numbers with respect to the Real Property (the “Phone Numbers”).

3.    Assumption of Assumed Contracts by Assignee. Assignee hereby assumes and agrees to perform all of the duties and obligations of Assignor under the Assumed Contracts (if any) but only to the extent such duties and obligations accrue on or after the date of this Assignment (i.e., do not arise out of conduct, acts or failures to act, circumstances or events which took place prior to the date of this Assignment) and during the period of Assignee’s ownership of the property subject to the Assumed Contracts.

4.    Further Assurances. Assignor and Assignee agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Agreement.

5.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

6.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective personal representatives, heirs, successors and assigns.

7.    Counterparts. This Agreement may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement.

8.    Title. Assignor represents and warrants to Assignee that Seller has good title to all of the Assigned Property free and clear of all liens, encumbrances, security interests and adverse claims.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

ASSIGNEE

By:
Its:

ASSIGNOR

SYSTEMAX SUWANEE LLC,
a Delaware limited liability company

By:
Its:

[To Be Completed at or Prior to Closing]

Schedule No. 1

Warranties and Guarantees:

Licenses and Permits:

Assumed Contracts:

Trademarks:

Plans:

Utility Deposits:

EXHIBIT “D”

AFTER RECORDING, RETURN TO:
William J. Thompson, Esq.
Powell Goldstein LLP
Fourteenth Floor
1201 West Peachtree Street, NW
Atlanta, Georgia 30309

LIMITED WARRANTY DEED

          THIS DEED is made as of the ___ day of _____________, 200____, by and between SYSTEMAX SUWANEE LLC, a Delaware limited liability company (“Grantor”) and ____________________________________, a _______________________________ (“Grantee”) having an address of _________________________________ (the terms Grantor and Grantee to include their respective successors and assigns where the context hereof requires or permits).

WITNESSETH THAT:

           Grantor, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt, adequacy and sufficiency of which are hereby acknowledged by Grantor, has granted, bargained, sold and conveyed, and by these presents does hereby grant, bargain, sell and convey unto Grantee, the real property described on Exhibit A attached hereto and made a part hereof (the “Property”) subject only to those items set forth on Exhibit B attached hereto and made a part hereof (the “Permitted Exceptions”).

          TO HAVE AND TO HOLD the Property, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of Grantee, forever in FEE SIMPLE.

           Subject to the Permitted Exceptions, Grantor will warrant and forever defend Grantor’s right, title and interest in and to the Property unto Grantee against the claims of all persons claiming, owning or holding by, through or under Grantor.

          IN WITNESS WHEREOF, Grantor has caused this Deed to be executed and sealed as of the day and year first above written.

SYSTEMAX SUWANEE LLC,
a Delaware limited liability company

By:
Name:
Its:

Signed, sealed and delivered
in the presence of:

Unofficial Witness Notary Public [AFFIX NOTARIAL SEAL]	By: Printed Name: Title: [CORPORATE SEAL]